UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 15, 2021

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 West 23rd Street

2nd Floor, New York, NY 10010

+646 847 0144

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on July 29, 2021, the company entered into an Acquisition Agreement that provides for, among other things, for the company to acquire 100% of Tingo Mobile PLC (“Tingo Mobile”), a Nigerian company, from Tingo International Holdings Inc. (“Tingo International”), a Delaware corporation.

Pursuant to the Acquisition Agreement, at closing, the company agreed to issue 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in full satisfaction of and in exchange for 100% of the issued and outstanding shares of Tingo Mobile. Upon closing of the transaction Tingo Mobile shall become a wholly owned subsidiary of the company.

As part of the Acquisition Agreement, prior to closing the company agreed to change its name to Tingo Inc. and amend its articles of incorporation to provide for its authorized share capital so as to have 1,250,000,000 Class A Common Shares of $0.001 par value, 200,000,000 Class B Common Shares of $0.0001 par value, and 50,000 Preferred Shares with such rights and privileges as the majority of the board may designate at its discretion.

At closing, the company agreed to appoint up to eight directors nominated by Tingo International for a total of 10 directors, two of which shall be independent. The agreement also contemplates the appointment of new officers.

The parties to the Acquisition Agreement further agreed that in the event that the share price of the company trades below $5.00 per share for 60 consecutive days after closing, the Board of Directors of the company, at its sole discretion, may elect to approve a stock consolidation to increase the share price and that all parties are in agreement and in favor of such consolidation should it be deemed necessary by the Board of Directors of the company.

In connection with the transaction, at closing, an arm’s length finder is entitled to a 3% finder's fee, to be paid in the company’s Class A Common shares.

The closing of the Acquisition Agreement was conditioned upon receipt by the company of the financial statements of Tingo Mobile, shareholder approval of the transaction by Tingo International and completion of the company’s amendment to increase its authorized capital stock.

On August 15, 2021, having completed all conditions under the Acquisition Agreement, including receipt of the financial statements from Tingo Mobile, approval of the transaction by Tingo International and completion of the company’s increase in authorized capital, the company closed the transaction with Tingo International, and issued 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International, in exchange for 100% of the capital stock of Tingo Mobile. The company paid out 27,840,000 shares of Class A common stock to the finder, representing 3% of the transaction.

The company is in the process of changing its name and symbol and has submitted its request to FINRA for a market effective date on the transaction. The company has also added directors and officers as a result of the closing, which are set forth in Item 5.02 of this Current Report on Form 8-K.

The Acquisition Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the Acquisition Agreement were made solely for the benefit of the other parties to the Acquisition Agreement, and investors are not third-party beneficiaries of the Acquisition Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Acquisition Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Acquisition Agreement or such other date as is specified in the Acquisition Agreement and (c) may have been included in the Acquisition Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Acquisition Agreement is included with this filing only to provide investors with information regarding the terms of the Acquisition Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the Seller is an accredited investor, the Purchaser acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

We issued 928,000,000 Class A Common shares to Tingo International, and 65,000,000 Class B Common Shares to the Class B Shareholders of Tingo International. As a result of this transaction, there has been a change in control of the company.

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of August 15, 2021, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 8/6 Soi Patanakarn 30 Patanakarn Road, Suan Luang, Bangkok, Thailand.

Name and Address of Beneficial Owner	Series A Common Stock		Series B Common Stock
	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Anthony Moore	-	-	-	-
Zoliwe Macanda-Simbodyal	-	-	-	-
Gurjinder Johal	-	-	-	-
Hok Fung Wai	1,603,500	*	-	-
Dozy Mmobuosi	-	-	51,000,000	78.46%
Christopher Cleverly	-	-	-	-
Dakshesh Patel	-	-	-	-
Adewale Adebayo	-	-	-	-
Onyekachi Onubogu	-	-	-	-
Leslie Kasumba	-	-	-	-
Alex Lightman	14,000,000	1.3%	-	-
Derrick Randall	-	-	-	-
All Directors and Executive Officers as a Group (12 persons)	15,603,500	14.2%	-	-
5% Holders
Tingo International Holdings Limited 1 Stamford Plz 263 Tresser Blvd. 9th FL Stamford, CT 06901	928,000,000	84.66%	-	-
Tosin Igbena 1 Stamford Plz 263 Tresser Blvd. 9th FL Stamford, CT 06901	-	-	10,000,000	15.38%
Belfry Securities 1 Stamford Plz 263 Tresser Blvd. 9th FL Stamford, CT 06901	-	-	4,000,000	6.15%

* Less than 1%

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	The percent of class is based on 1,096,146,211 shares of Series A common stock outstanding and 65,000,000 shares of Series B common stock as of August 16, 2021.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2021, the Board of Directors (the “Board”) of IWeb, Inc. (the “Company”) received: (i) a resignation letter from Mr. Anthony Moore, to resign as the Chief Executive Officer of the Company effective on August, 15 2021, but shall remain Chairman of the Company; (ii) a resignation letter from Zoliwe Macanda-Simbodyal, to resign as the Secretary, Treasurer and Chief Financial Officer of the Company, effective on August,16 2021, but shall remain a Director of the Company.

Effective August 16, 2021, the Board appointed: i) Mr. Dozy Mmobuosi as the Chief Executive Officer of the Company effective on August 16, 2021; and (ii) Dakshesh Patel as the Chief Financial Officer of the Company, effective on August 16, 2021; and (iii) ) Derrick Randall as the Secretary, Treasurer of the Company, effective on August 16, 2021, and appointed Rory Bowen as Chief of Staff of the company effective August 16th 2021.

Effective August 16, 2021, the Board appointed Mr. Dozy Mmbouosi, Mr. Christopher Cleverly, Dakshesh Patel, Mr. Adewale Adebayo, Mr. Onyekachi Onubogu, Mr. Derrick Randall, Ms. Leslie Kasumba and Mr. Alex Lightman as members of our Board of Directors.

Mr. Dozy Mmobuosi, age 43, Co-founded Tingo Mobile PLC (Nigeria) in the year 2001 and is the Group Chief Executive Officer. Dozy has vast global experience in South- East Asia, China, United Arab Emirates, Bulgaria, USA and the UK. An adviser to corporate clients, steering the strategy and design of business plans (investments, acquisition, and organic growth) into new global markets –across three continents he has directed significant operating growth of Tingo with over $500 million in annual revenue. In 2001 Dozy founded Fair Deal Concepts Limited, now Tingo Mobile Plc (Nigeria). In 2002 he led the design and launch of Nigeria’s first SMS Banking Solution (Flashmecash), later sold to FMCB who still use it today. From 2013 Dozy Led a team of 123 Chinese and Nigerian engineers to setup 2 mobile phone assembly facilities in Nigeria (Lakowe and Lugbe). These facilities have produced over 20 million mobile devices which have been distributed across Nigeria. Dozy is currently co-sponsoring a special purpose acquisition company, or SPAC (Africa Acquisition Corp, Inc), targeted at acquiring a natural resources company in Africa. Mr. Mmobuosi received a BSc in Political Science in 2001 and an MSc Economics in 2003 from Ambrose Alli University Ekpoma, Edo State (Nigeria). In 2007, he received a PhD in Rural Advancement from UPM Malaysia. The Board believes Mr. Mmobuosi’s experience, knowledge and leadership will benefit the Company and make him a valuable member of the Board.

Dakshesh Patel, age 60, is currently Group Chief Financial Officer of Tingo International and has extensive experience in banking. Mr. Patel was formerly Chief Financial Officer of NatWest’s Global Debt and Investment Banking division with 110 staff under his stewardship and structured and led the first CDO in Europe for the NatWest Corporate Debt book with two placements with a total value $10 billion. Following acquisition of Greenwich Capital in 1996, Mr. Patel assumed responsibility for all aspects of the finance function for both the capital markets and structured finance activities. Mr. Patel at NatWest as also the Finance Director of the Global Structured Finance & Investment Banking (NatWest Markets) responsible for global team of 50 people and also served as Financial Controller, Banking & Specialised Finance (NatWest). From 1991-1994 Mr. Patel was manager, leasing and tax (NatWest) where he set up new leasing unit in conjunction with business head. Mr. Patel also Co-founded Longbridge Capital, a finance consultancy operating in Europe, Africa and Asia, e-Logistics, a transport management business, and Yespay, a payment gateway acquired by Worldpay. Mr. Patel additionally, has worked with NBW Partners UK where he was advising a leading global shipping group in the management of their treasury operations and as Managing Director Gerken Capital Associates, a San Francisco based alternative asset fund manager with core focus on venture capital and private equity investment products. Mr. Patel was also Co-Founder and Board Member of eLogistics UK where he raised $10m in VC financing to develop the initial business concept and led an MBO of the business Mr. Patel has also worked at Deloitte Haskins & Sells, London, Abu Dhabi, and Southern Africa where he was lead manager responsible for major listed corporations in Southern Africa and the Abu Dhabi Investment Authority. Mr. Patel earned a Bachelor of Arts degree in Accounting and Finance from Ealing College, London and also has a Certification with the Institute of Chartered Accountants in Zimbabwe. The Board believes Mr. Patel experience and knowledge will benefit the Company and make him a valuable member of the Board.

Dr. Christopher Cleverly, age 54, after completing a law degree at Kings College London LLB, Chris was called to the Bar in 1990, following which he established Trafalgar Chambers on Fleet Street, becoming "the youngest head of barristers’ chambers in the last century" according to the Sunday Times. During this period Mr Cleverly was a regular presenter on Channel 4 and contributor to the other main channels, radio and newspapers. Since then he has been board member of a number of companies in UK, India, China and Africa both listed on regulated exchanges and private in a number of sectors. As CEO of Made In Africa Foundation, Mr.Cleverly was co-architect and founder of the $1.5 billion Africa50 fund with the African Development Bank which has been lead investor in a number of large scale renewable energy projects. He is also very experienced in the cryptocurrency space as CEO of blockchain payments gateway KamPay.io, advising blockchain protocol Cardano and as contributing writer to CoinTelegraph. Chris has advised a number of UK plcs on their entrance into African markets, including negotiation of oil blocks, mineral concessions and banking licences. He also advises the UK Government on development issues and African governments on investment issues. He was awarded an Honorary Doctorate from Reading University in 2014 and has recently completed a course in Circular Economy and Sustainability Strategies at the University of Cambridge Judge Business School. His portrait is held by the National Portrait Gallery in London. Mr. Cleverly is also the Co-Founder of NFTUS. The Board believes Mr. Cleverly’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Dr. Onyekachi Onubogu, age 46, began his career in Procter and Gamble, where he worked between 1995 and 2005, and in the ten-year period worked on various brands and various categories in Nigeria, Ghana and South Africa. In 2005, Dr. Onubogu joined Diageo to manage the Malta Guinness and subsequently the Guinness brands and was with Diageo from 2005 to 2007 as a Marketing manager responsible for Diageo’s flagship brand in Africa Guinness. Dr. Onubogu has also worked with the paper care business for Kimberly Clark, South Africa, and then Nairobi, Kenya between 2008 and 2010 to lead the consumer goods investment arm of a Russian Private equity firm, Prosperity Capital Management based in Nairobi, Kenya. Dr. Onubogu returned to Nigeria in 2010 with Promasidor (the largest indigenous African Dairy and consumer brands FMCG business) as General manager marketing and rose to the position of Executive Director responsible for Sales, Marketing and Logistics for the organization and a member of the board. Between 2010 and 2017, he led the launch and repositioning of Promasidor brands and also was instrumental in the Pre-planning and acquisition of Promasidor shares by Ajinomoto Japan in 2017. In September 2017, he was appointed group Executive Director in the TGI group in Nigeria and in a period of 2 years led the conceptualization, production and market launch of Terra seasoning cubes and Golden Terra Soya Oil. He also created the B2C arm of their business which managed product distribution in categories from Food (Big Bull Rice, Oils and Cubes) to Home Care products. He held that position until September 2019. In February 2020, he was appointed CEO of Frutta Juice and Services, one of the leading fruit drinks manufacturing outfits in Nigeria Dr. Onubogu is also currently a faculty member of the Rome business School in Nigeria, was an Executive Committee member of the Advertisers Association Of Nigeria (ADVAN) and is a Fellow and current council member of the National Institute of Marketing of Nigeria. Dr. Onubogu holds a B.sc in Physics from the University of Jos (1993), an MBA from the Gordon’s Institute of Business Sciences in the University of Pretoria, South Africa (2006) and a Doctorate degree from the SBS Swiss Business School in Zurich Switzerland (2019). The Board believes Dr. Onubogu’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Derrick Emeka Randall, age 53, was appointed to our Board of Directors on January 21, 2020, and is a seasoned marketing executive with more than 20 years of accomplishments in his field. He is currently the Chief Marketing Officer for vTree, which is a solar charging device that connects to the internet and is able to recharge cell phones, gadgets and electric vehicles coupled with the ability to absorb carbon from the atmosphere. Mr. Randall was previously head of UK marketing Intelligence for Michelin from April 1997- January 2001. From January 2001 – March 2004 he was Head of global marketing for TDK Systems. During this time, he was a significant contributor to the global education and adoption of Bluetooth technology. From April 2004 – March 2005 he was Head of International Marketing at T-Mobile International. From April 2005 to January 2007 he was Commercial Director for Digicel. From 2007 – 2009 he worked as Marketing Director for two social media app companies EQO Mobile and Palringo. From 2009 to 2011 Mr. Randall worked as Vice President of Upstream Mobile Marketing based in London, and from 2011-2012 he worked as Director of Sales Velti. In both of these companies Derrick worked with many mobile operators in Sub-Saharan Africa. From 2012 to 2014 he worked in the contextual marketing space as Business Development Director for Amplero (formerly Globys). Since 2014 Derrick has worked as Non-Executive for Hiipe, a mobile messenger app company based in the U.S. and also consults on telecoms projects for a boutique consultancy called TKonsult, whose head office is based in Dubai. Derrick is also a Non-Executive Director for a Graduate Recruitment company called the Veea Group. Mr. Randall received his degree in International Relations from the University of Keele in 1992 and went onto to receive an MBA from the University of Sheffield in 1993. The Board believes Mr. Randall’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Leslie Nabunya Kasumba, age 40, was appointed to the Tingo Board of Directors in June 2020, she is an Africa Creative Industry Specialist and Culture Anthropologist. Ms. Kasumba’s work as Head of Channel O Africa has put her at the centre of the Nigerian music movement that has now become a global phenomenon, while also working in other key music territories across Africa, making her one of the most influential voices and forecasters in this sector. Ms. Kasumba was the youngest, only female and longest standing magazine editor for the award winning YMAG and earlier in her career was part of an Africa Delegation that worked with UN Habitat in Spain, Norway and Canada to address Millennium Development Goals from the perspective of young Africans. In 2020, Ms. Kasumba has been invited to deliver a keynote speech for AUDU-Nepad to talk about the importance of the Creative sector and policy in Africa, moderate a high level panel discussion for WAGS (Women and girls summit) supported by United Nations Women. She was chair for Conversations on Culture in Africa that featured the CEO of Ladol amongst other esteemed panelists. Ms. Kasumba has been appointed Business Transformation Consultant for Ghana’s largest youth agency, Marketing and Strategy for Dominion TV that broadcasts from Ghana to the African continent and Diaspora, under the leadership of Dr Rosa Whitaker. Ms. Kasumba received a BA in Dramatic Arts Degree from the University of Witwatersrand South Africa in 2004. She is self- proclaimed Afro-optimist who believes in the future of the great continent of Africa. The Board believes Ms. Kasumba’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Mr. Adewale Adebayo, age 45, was appointed to our Board of Directors on January 21, 2020. He has both local and international Investment Banking experience in New York, Dubai and Nigeria. His experience cut across Sales (Fixed Income, Currency, Commodity and Equities), Structuring, Capital Markets, Derivatives, Treasury, Risk Management, Operations and Asset Management. He has also been involved in various mining and mining investment activities in Southern Africa. In 2012, he founded Nissi-Lloyds Capital after leaving FBN Capital where he was the Group Head of Institutional Sales. Prior to FBN Capital, Wale was an Associate Director at Standard Chartered Bank (SCB) Global Markets from 2008 to 2011. He was responsible for the Fixed Income, Currency and Commodity Derivatives Sales and Structuring across sub-Sahara Africa and involved in transactions across Sub-Sahara Africa and in South Africa. He later moved to Nigeria to run the Financial Institutions Fixed Income, Currency and Commodity Sales and Derivatives business for Standard Chartered Global Markets. Prior to SCB, Wale also worked at UBS Investment Bank in New York and Stamford, Connecticut, United Bank for Africa (UBA) and Oceanic Bank Nigeria Plc (now ECO Bank). Mr. Adebayo received his MBA degree from Columbia Business School in 2008 and his BSc in Economics from Obafemi Awolowo University, Ile Ife in 2000. The Board believes Mr. Adebayo’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Alex Lightman, age 59, is an award winning writer, entrepreneur, inventor, and advisor to governments and crypto projects. Mr. Lightman is a graduate of MIT Course I-A (Dept. of Civil and Environmental Engineering) and attended graduate school at MIT’s Sloan School and Harvard’s Kennedy School and Lund University in Sweden. Mr. Lightman was the recipient of the first Economist magazine Reader’s Award for “the innovation that will most radically change the world in the 2010s” on behalf of 4G wireless broadband. He also won the SGI VRML contest out of 800 entries, a best avatar contest, and a Johnson Foundation award as one of the USA’s ten most innovative educators. Mr. Lightman is founder and chairman of Keemoji, developer of mobile phone software to protect privacy and security that has signed over 100 B2B customers, founder and CEO of KeePay, developers of a platform for payments, tokens, and NFTs and an advisor to and developer of PKT.cash, a fork of Bitcoin that aims to help users monetize bandwith just as Uber helps monetize cars and AirBnB monetizes spare rooms. He is the leader of the team that created the PKT.cash route server (that is designed to allow almost anyone to create a virtual Internet Service Provider), the cjdns Wireguard, and Token Strike, which will allow creation of tokens, NFTs, and payment systems for KeePay and other users who want low-cost fast transactions. Mr. Lightman has been an advisor to dozens of crypto projects and authored 20 crypto white papers. He delivered over 50 crypto keynotes in dozens of countries and published 40+ articles on crypto. Most recently, he was one of two keynotes at AIBC in Dubai, May 26, 2021, the first big global crypto event since COVID19. The Board believes Mr. Lightman’s experience and knowledge will benefit the Company and make him a valuable member of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The board of directors and majority shareholders of the Company approved an amendment of the Company's Articles of Incorporation to provide for its authorized share capital so as to have 1,250,000,000 Class A Common Shares of $0.001 par value, 200,000,000 Class B Common Shares of $0.0001 par value, and 50,000 Preferred Shares with such rights and privileges as the majority of the board may designate at its discretion.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. The financial statements of Tingo Mobile required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1	Acquisition Agreement Dated July 29, 2029(1)

(1)	Incorporated by reference to the Current Report on Form 8-K filed as Exhibit 2.1 on August 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb, Inc.

Date: August 18, 2021	By:	/s/ Hok Fung Wai
Hok Fung Wai
President